UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2010

SECURE LUGGAGE SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

333-162518
(Commission File No.)

2375 East Camelback Road, 5th Floor
Phoenix, Arizona  85016
(Address of principal executive offices and zip code)

(602) 387-4035
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On September 28, 2010, we sold 1,020,000 shares of our $.001 par value common stock at a purchase price of $.20 per share; accordingly, on that date, we received $204,000.  The offer and sale of those shares is part of a financing transaction, pursuant to which we anticipate we will sell as many as 1,500,000 shares of our $.001 par value common stock at a price of $.20 per share.

Those 1,020,000 shares were sold to two persons who reside in the province of Alberta, Canada and are friends, family members, or business associates of Donald G. Bauer, our President, Chief Executive Officer and a member of our Board of Directors.  Accordingly, those shares were offered and sold to those persons in reliance on that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 (the “Act”) specified by the provisions of Regulation S promulgated pursuant to the provisions of the Act.  No direct selling efforts were made in the United States by us in connection with the offer and sale of those shares.  We are subject to Category 3 of Rule 903 of Regulation S and, accordingly, we have implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S, by including a legend on the certificates evidencing and representing those shares that those shares have not been registered pursuant to the Act and may not be offered of sold in the United States or to U.S. persons, unless those shares are registered pursuant to the provisions of the Act, or an exemption from such registration is available.

A copy of the Purchase Agreement pursuant to which we offered and sold those shares is attached hereto marked as Exhibit 99.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is included as part of this report:

Exhibit

No.	Description

99	Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Secure Luggage Solutions Inc.

Signature	Date

By: /s/ Don Bauer	October 6, 2010

Name: Don Bauer
Title: Chief Executive Officer
A member of the Board of Directors